UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2008

SPACEDEV, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28947	84-1374613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13855 Stowe Drive, Poway, California	92064
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 375-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement

On October 20, 2008, SpaceDev, Inc, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sierra Nevada Corporation, a Nevada company (“Parent”), and SDV Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement provides for the acquisition of the Company by Parent by way of a statutory merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.  Under the Merger Agreement, the holders of the Company’s common stock will receive, in the aggregate with respect to their shares of common stock, an amount equal to $38 million less amounts (where applicable, in excess of stated thresholds) paid to repurchase, redeem or terminate the Company’s preferred stock, stock options and certain warrants, or to satisfy certain other expenses.  After taking account anticipated expenses associated with such matters, it is expected that upon consummation of the merger, each outstanding share of common stock of the Company, other than any dissenting shares, will be cancelled and converted into the right to receive between $0.68 and $0.72 in cash, without interest.  The final amount payable to holders of common stock at the effective time of the Merger will vary based upon, among other things, the amount of such expenses actually incurred by the Company and the effect, if any, of certain adjustment provisions set forth in the Merger Agreement.

The Board of Directors of the Company has unanimously determined that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, the Company and its shareholders, and has approved the Merger Agreement and resolved to recommend adoption of the Merger Agreement by Company stockholders.  Cowen and Company acted as the exclusive financial advisor to the Company for the transaction.

The closing of the Merger is subject to certain closing conditions, including adoption of the Merger Agreement by the Company’s stockholders.

Either party may terminate the Merger Agreement under certain circumstances including if the Merger is not consummated by December 31, 2008 (subject to extension in the event that the Company’s proxy materials regarding the Merger are reviewed by the Securities and Exchange Commission).

The Merger Agreement contains a 45-day “window-shop” provision.

The Company may terminate the Merger Agreement under certain specified circumstances, including if its Board of Directors determines in good faith that it has received an unsolicited superior proposal, and otherwise complies with certain terms of the Merger Agreement.  In connection with such termination, the Company would have to pay a fee of $1.5 million to Parent. The $1.5 million fee is also payable in other limited circumstances involving a termination of the Merger Agreement.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement.

The Merger Agreement has been attached hereto to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of the specific dates therein, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

It is expected that a special meeting of stockholders of the Company to consider the Merger Agreement will be held in the fourth quarter of 2008 and that, if the stockholders approve the Merger Agreement, the Merger would be consummated promptly after the stockholders meeting.  Parent has advised the Company that certain officers, directors and stockholders of the Company, beneficially owning in the aggregate approximately 37% of the Company’s common stock (calculated in accordance with Securities Exchange Act Rule 13d-3), have agreed to vote their shares in favor of the Merger and have granted proxies to Parent for that purpose.  A form of Voting Agreement and Irrevocable Proxy is filed as an exhibit hereto and incorporated herein by reference.

Item 8.01 Other Events

On October 20, 2008, the Company and Parent issued separate but related press releases announcing that they had entered into the Merger Agreement.

A copy of the Company’s press release is furnished as Exhibit 99.1.

Additional Information and Where To Find It

In connection with the proposed transaction, a proxy statement of the Company and other materials will be filed with the Securities and Exchange Commission (“SEC”). COMPANY INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION.  Investors will be able to obtain copies of the proxy statement (when available) as well as other filed documents containing information about the Company without charge at www.sec.gov, the SEC’s internet site. Copies of the Company’s SEC filings are also available without charge on the Company’s internet site at www.spacedev.com. Stockholders may also obtain copies of these documents without charge by requesting them from the Company in writing at 13855 Stowe Drive, Poway, CA 92064, or by phone at (858) 375-2026.

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-KSB which was filed with the SEC on March 28, 2008.  Investors may obtain additional information regarding the direct and indirect interests of the Company, Parent and their respective executive officers and directors in the proposed transactions by reading the proxy statement and other public filings referred to above.

Forward Looking Information

This report may contains, among other things, certain statements of a forward-looking nature.  Such statements include all statements other than those made solely with respect to historical fact.  Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statement.  These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following the announcement of the Merger Agreement; (3) the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the Merger; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; and (5) other factors described in the Company’s filings with the Securities and Exchange Commission, including its reports on Forms 10-KSB, 10-Q, and 8-K.  Except as may be required by law, the Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.

2.1 Agreement and Plan of Merger, effective October 20, 2008, by and among Parent, Merger Sub and the Company*

10.1 Form of Voting Agreement and Irrevocable Proxy between Parent and certain officers, directors and security holders of the Company

99.1 Press Release of SpaceDev, Inc., dated October 20, 2008
____________________
*
Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.   The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEDEV, INC.

Date:  October 20, 2008                                            By:           /s/ Richard B. Slansky
      Richard B. Slansky
      President & Chief Financial Officer